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                                                                  Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (Reg. No. 2-95002) of Sun Life (N.Y.) Variable Account A of our report dated February 9, 2001 accompanying the financial statements of Sun Life (N.Y.) Variable Account A, and to the incorporation by reference of our report dated February 7, 2001 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York.

We also consent to the references to us under the heading "Condensed Financial Information - Accumulation Unit Values" in the Prospectus, and under the heading "Accountants" in the Statement of Additional Information, which are parts of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 24, 2001